Exhibit 99.1

Swarmer Promotes Garrett Kasper to CCO, Realigns Duties Among Executives

AUSTIN, Texas, July 24, 2026 — Swarmer, Inc (Nasdaq: SWMR) (“Swarmer” or the “Company”), a drone autonomy software company whose technology has supported more than 100,000 real-world combat missions in Ukraine since April 2024, today announced a promotion and realignment of duties among its executive leadership team.

Garrett Kasper Promoted to Chief Communications Officer

Swarmer promoted Garrett Kasper to Chief Communications Officer in recognition of his contributions since joining Swarmer as vice president of communications & marketing in December 2025. Kasper brings 30 years of communications leadership across the defense, aerospace, intelligence, cybersecurity, transportation, biotechnology, and health care industries. Prior to joining Swarmer, he managed external communications and media relations for several programs at L3Harris Technologies, including the VAMPIRE Counter-UAS system, which has been used extensively in Ukraine. In his new position, Kasper will continue to lead Swarmer’s global marketing, branding, and corporate communications strategy as the Company scales.

“Garrett has done phenomenal work with top names in both the defense industry and the military, and has been an instrumental leader at Swarmer,” said Alexander Fink, Chief Executive Officer (U.S.) and President of Swarmer. “Within a short period of time, he has demonstrated the ability to communicate effectively under pressure, making him the ideal leader to spearhead our communications and marketing strategy as we grow.”

Kasper’s career began in 1996 as a Public Affairs Officer for the U.S. Navy where he personally conducted more than 500 media embarkations during kinetic operations in Kosovo, Afghanistan, and Iraq, served as the spokesperson for a nuclear-powered aircraft carrier, and was selected to be a member of the Navy’s flight demonstration squadron, the Blue Angels. As a reservist, he served as a strategic public affairs advisor to senior leaders at U.S. Southern Command and U.S. Transportation Command, and he deployed for a year to Cuba as Director of the Joint Information Bureau for Joint Task Force Guantanamo in 2020. He retired from the Navy Reserve on June 1, 2026, as a highly decorated captain.

Serhii Kupriienko to Lead New Innovation Unit, Swarmer Labs

Serhii Kupriienko will continue as Chief Executive Officer (Global), with his focus shifting to defining and executing the Company’s long-term technology and innovation strategy. Kupriienko will now lead Swarmer Labs, the Company’s newly created advanced research and innovation division. Under his leadership, Swarmer Labs will accelerate the development of next-generation artificial intelligence and autonomous technologies designed for the modern battlefield.

“It is critical that we balance short-term delivery with long-term innovation,” said Phillip Wagenheim, Vice Chairman of Swarmer’s board of directors. “We look forward to Serhii’s driven approach to cutting-edge research in AI and advanced autonomy to define Swarmer’s roadmap for the years ahead.”

Alexander Fink’s Oversight Expands to Include HR, Finance, and Operations

In connection with the management realignment, Fink’s responsibilities have been expanded to include oversight of the Company’s human resources, finance, and operations in addition to his existing responsibilities as Chief Executive Officer (U.S.) and President. Fink will now report directly to Swarmer’s board of directors.

About Swarmer

Swarmer™ is a defense technology company that specializes in vendor-agnostic software which allows one operator to intuitively control hundreds of autonomous platforms in real time. Swarmer’s primary mission areas include autonomous swarm coordination, integration of multi-domain unmanned systems and AI-powered autonomy software for distributed operations. Swarmer is not a drone manufacturer and does not depend on any single platform, supplier or hardware lifecycle. Instead, Swarmer operates at the intelligence layer, developing autonomy, coordination and decision-making software that enables large numbers of low-cost unmanned systems to operate collectively as one coherent, resilient force. Swarmer’s technology has been rigorously validated in real-world kinetic environments and was first deployed in combat operations in Ukraine in April 2024. Since then, it has completed more than 100,000 combat missions, generating terabytes of proprietary data that informs its machine-learning models and enables the replication of advanced pilot performance at scale. Swarmer’s routine use in combat missions generates continuous streams of telemetry, sensor data and operational feedback which are then used to refine performance, increase resilience and accelerate learning. Swarmer has headquarters in Austin, Texas, and maintains operations and teams in Ukraine, Poland and Estonia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, statements regarding the Company’s expected growth and its plans to scale its global organization, including the expansion and realignment of its leadership team and its product, engineering, integration, and field operations functions and the anticipated benefits of the changes described in this release; the expected contributions of Swarmer Labs and its planned artificial intelligence and next-generation autonomy research; and the Company’s ability to execute on its business objectives. Words such as “will,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “continue,” “confident,” “positioning,” “scale,” “in the years ahead,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on current expectations, assumptions, and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: the Company’s ability to attract, retain, integrate, and effectively transition members of its senior leadership team, and the risk that the leadership realignment described in this release does not produce the anticipated benefits; the Company’s ability to develop its autonomy software; the Company’s ability to manage growth; and the other risks and uncertainties described from time to time in Swarmer’s filings with the Securities and Exchange Commission, including its most recent registration statement on Form S-1, Quarterly Report on Form 10-Q and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date of this press release. Swarmer undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contacts:

Investor Relations: SWMR@gateway-grp.com

Media Relations: media@swarmer.tech